UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 22, 2005
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                             AMERICAN BILTRITE INC.
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               (Exact name of registrant as specified in charter)


           Delaware                     1-4773                 04-1701350
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 (State or other jurisdiction        (Commission              (IRS Employer
      of Incorporation)               File No.)            Identification No.)


                57 River Street, Wellesley Hills, Massachusetts 02481-2097
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               (Address of principal executive offices, including zip code)

                                 (781) 237-6655
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

American Biltrite Inc.'s majority-owned subsidiary Congoleum Corporation ("Congoleum") announced on April 22, 2005 that it has reached an agreement in principle with representatives of the Asbestos Claimants' Committee and the Future Claimants' Representative to make certain modifications to Congoleum's proposed Chapter 11 plan of reorganization and related documents governing the settlement and payment of asbestos related claims against Congoleum. Congoleum further stated that, under the agreed-upon modifications, asbestos claimants with claims settled under Congoleum's pre-petition settlement agreement would agree to forego the security interest they were granted and share on a pari passu basis with all other present and future asbestos claimants in insurance proceeds and other assets of the trust to be formed to pay asbestos claims against Congoleum. As a result of these changes, Congoleum will be preparing an amended plan and disclosure statement and soliciting acceptances from certain claimant creditors affected by these modifications. There can be no assurance that the requisite votes needed to confirm the amended plan will be received. Congoleum has requested an adjournment of the bankruptcy court hearing presently underway to consider confirmation of its existing plan of reorganization. The amended plan and disclosure statement modifications and solicitation procedures will be subject to bankruptcy court approval.

Interested parties should refer to the documents that will be filed by Congoleum for a complete description of the modified plan.

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K constitutes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on American Biltrite Inc.'s expectations, and American Biltrite Inc.'s understanding of Congoleum's expectations, as of the date of this report, of future events, and American Biltrite Inc. undertakes no obligation to update any of these forward-looking statements except as required by the federal securities laws. Although American Biltrite Inc. believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that Congoleum will be successful in obtaining confirmation of its modified plan in a timely manner or at all. Any alternative plan of reorganization pursued by Congoleum or confirmed by the bankruptcy court could vary significantly from the version of the plan currently being pursued Congoleum, including with respect to the matters described in this report. Furthermore, the estimated costs and contributions required to confirm and to effect the proposed modified plan of reorganization or an alternative plan could be significantly greater than currently estimated. Any plan of reorganization pursued by Congoleum will be subject to numerous conditions, approvals and other requirements, including bankruptcy court approvals, and there can be no assurance that such conditions, approvals and other requirements will be satisfied or obtained. Other factors that could cause or contribute to actual results differing from its expectations include those factors discussed in American Biltrite Inc.'s other filings with the Securities and Exchange Commission, including in the section of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Future Results."

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 25, 2005                    AMERICAN BILTRITE INC.



                                         By: /s/ Howard N. Feist III
                                             ------------------------
                                            Name:  Howard N. Feist III
                                            Title:  Chief Financial Officer